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                                                                    Exhibit 23.3
                       Consent of Independent Accountants

We consent to the inclusion in this Amendment No. 1 to the registration statement on Form S-11 (Registration No. 333-34983) of our reports dated November , 1997 on our audits of the financial statements of Captec Net Lease Realty Advisors, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

                                      /s/ Coopers & Lybrand L.L.P.
                                      ____________________________
                                          Coopers & Lybrand L.L.P.


Detroit, Michigan
November  , 1997